JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT is entered into as of August 14, 2012, by and among the signatories hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the shares of common stock, par value $0.001 per share, of Aetrium Incorporated, a Minnesota corporation, is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: August 14, 2012

/s/ Galen Vetter	/s/ Jeffery Eberwein
GALEN VETTER	JEFFERY EBERWEIN

GLOBALTEL HOLDINGS LLC	ARCHER ADVISORS, LLC

/s/ Dilip Singh	/s/ Steven Markusen
Manager	Managing Member

/s/ Dilip Singh	/s/ Steven Markusen
DILIP SINGH	STEVE MARKUSEN

/s/ Richard K. Coleman Jr.	BOSTON AVENUE CAPITAL, LLC
RICHARD K. COLEMAN JR.

ANDOVER GROUP, INC.	/s/ Stephen J. Heyman
Manager

/s/ A. John Knapp Jr.	BOSTON AVENUE CAPITAL, LLC
President

/s/ James F. Adelson
/s/ A. John Knapp Jr.	Manager
ALFRED JOHN KNAPP Jr.

/s/ Stephen J. Heyman
STEPHEN J. HEYMAN

/s/ James F. Adelson
JAMES F. ADELSON

/s/ Charles M. Gillman
CHARLES M. GILLMAN